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                                                                     EXHIBIT 4.3





                               ORTHALLIANCE, INC.
                  1997 DIRECTOR STOCK OPTION PLAN, AS AMENDED


                               ORTHALLIANCE, INC.
                         1997 DIRECTOR STOCK OPTION PLAN

                                    ARTICLE I
                                   DEFINITIONS

        As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

        1.1 "Board" shall mean the Board of Directors of the Company.

        1.2 "Chairman of the Board" shall mean any Eligible Director who is the Chairman of the Board of the Company.

        1.3 "Change in Control" shall mean the occurrence of either of the following events:

              (a) any of the following events:

                  (i)   the dissolution or liquidation of the Company; or

                  (ii) a reorganization, merger or consolidation of the Company with one or more other corporations (except with respect to a transaction, the sole purpose of which is to change the domicile or name of the Company), as a result of which the Company ceases to exist or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of all outstanding equity securities of the Company); or

                  (iii) a sale of all or substantially all of the Company's
                        assets; or

              (b) Any "person" (as such term is used in Sections 13(d) and 14(d)
                  of the Exchange Act), other than any person who is a stockholder of the Company on or before the effective date of the Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of Directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.



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        1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any applicable corresponding provision of future law.

        1.5 "Committee" shall mean a committee of at least two (2) Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options granted to an individual who is also a
Section 16 Insider, the Committee shall consist of at least two (2) Directors (who need not be members of the Committee with respect to Options granted to any other individuals) who are Non-Employee Directors (within the meaning of Rule 16b-3), and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the "Committee" shall mean such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options made to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

        1.6 "Company" shall mean OrthAlliance, Inc., a Delaware corporation.

        1.7 "Director" shall mean a member of the Board.

        1.8 "Disabled Optionee" shall mean an Optionee who suffers a Disability.

        1.9 "Disability" shall mean shall mean a physical or mental infirmity which impairs an Optionee's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected by agreement between the Company and the Optionee or, failing such agreement, selected by two physicians (one of which shall be selected by the Company and the other by the Optionee).

        1.10 "Discretionary Grant" shall mean all Options issued to Eligible Directors at the discretion of the Committee pursuant to Section 5.3 of this Plan.

        1.11 "Eligible Director" shall mean a member of the Board who is not a full-time employee of the Company.

        1.12 "Eligible Director Grant" shall mean those non-discretionary Options that are automatically issued to Eligible Directors pursuant to Section
5.2 of this Plan.

        1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any applicable corresponding provision of future law.

        1.14 "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement, determined in accordance with Section 5.3 of this Plan.



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        1.15 "Fair Market Value" on any date shall mean (i) the average closing sales price of the Stock on the national securities exchange having the greatest volume of trading in the Stock during the five (5) trading days preceding such date; (ii) if the Stock is not traded on any national securities exchange, the average of the closing bid prices of the Stock on the over-the-counter market for the five (5) trading days preceding the date such value is to be determined; or (iii) if the Stock is not traded on a national securities exchange or an over-the-counter market, the fair market value as determined in good faith by the Board based on such relevant facts as may be available, including, without limitation, the price at which recent sales of Stock have been made, the book value of the Stock and the Company's current and future earnings.

        1.16 "Option" shall mean the right and option to purchase Stock, whether through a Discretionary Grant or an Eligible Director Grant, pursuant to the provisions of Article V hereof. All Options under the Plan are non-qualified stock options.

        1.17 "Optionee" shall mean a person to whom an Option has been granted hereunder or his or her permitted assign.

        1.18 "Plan" shall mean the OrthAlliance, Inc. 1997 Director Stock Option Plan, the terms of which are set forth herein.

        1.19 "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as the same may be in effect or set forth from time to time.

        1.20 "Stock" shall mean the Class A Common Stock, $.001 par value per share, of the Company, subject to the antidilution provisions of Section 4.2 of this Plan.

        1.21 "Stock Option Agreement" shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, in substantially the form attached hereto.

                                   ARTICLE II
                                    THE PLAN

        2.1 Name. This Plan shall be known as the "1997 Director Stock Option Plan."

        2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its subsidiaries and its stockholders by affording the Eligible Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Plan is to (i) attract able persons to serve as Eligible Directors of the Company and (ii) promote the growth and profitability of the Company and its subsidiaries by providing Optionees with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

        2.3 Effective Date. The effective date of this Plan is May 13, 1997, subject to stockholder approval of the Plan on or before the next annual meeting of the Company's stockholders.



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        2.4 Participants. All Eligible Directors of the Company shall participate in the Plan.

                                   ARTICLE III
                                 ADMINISTRATION

        3.1   Plan Administration.

              (a) With respect to the Eligible Director Grants only, this Plan shall be self-governing and provides for automatic grants of the Eligible Director Grants in accordance with the provisions of Article V hereof. With respect to the Eligible Director Grants only, this Plan is intended to be a "formula plan" within the meaning of Note 3 to Rule 16b-3 and the Board shall have no discretion as to (i) the selection of persons to whom Eligible Director Grant Options are to be granted, (ii) the timing of such Eligible Director Grants, (iii) the number of shares subject to any Option, (iv) the Exercise Price of any Option, (v) the period(s) during which any Option may be exercised or (vi) the expiration date of any option that is an Eligible Director Grant. With respect to all Discretionary Grants, this Plan shall be administered by the Committee of the Board of Directors.

              (b) With respect to all Discretionary Grants, the Committee may make discretionary grants to any Eligible Director. Subject to the provisions of and in accordance with the Plan, with respect to Discretionary Grants, the Committee will have the power to (i) grant options, (ii) determine those directors to whom options will be granted, (iii) interpret the Director Plan,
(iv) promulgate rules and regulations relating to the Director Plan, and (v) make all other determinations and take all other actions necessary or desirable for the administration of the Director Plan. Decisions of the Committee regarding interpretation and administration of the Director Plan are binding upon all interested persons.

        3.2 Interpretation; Rules. Subject to Sections 3.1 and 7.1 and the other provisions of the Plan, the Board shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, amending or altering the Plan as may be required to comply with or to conform to any federal, state or local laws or regulations.

        3.3 No Liability. No Director shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

                                   ARTICLE IV
                         SHARES OF STOCK SUBJECT TO PLAN

        4.1 Limitations. Subject to adjustment pursuant to the antidilution provisions of Section 4.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be Five Hundred Thousand (500,000). Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under this Plan, and such shares shall not be



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considered as having been optioned or issued in computing the number of shares of Stock remaining available for Options hereunder.

        4.2 Antidilution.

              (a) If (i) the outstanding shares of Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger (excluding mergers of orthodontic practices with and into the Company), consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend (excluding the conversion of the Company's Class B Common Stock into shares of Stock as set forth in the Company's Amended and Restated Certificate of Incorporation), (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Company's stock, or
(iii) there is any assumption and conversion to this Plan by the Company of an acquired company's outstanding option grants, then:

                  (A) the aggregate number and kind of shares of Stock for which
              Options may be granted hereunder shall be adjusted appropriately by the Board; and

                  (B) the rights of Optionees (concerning the number of shares of Stock subject to Options and the Exercise Price) under outstanding Options shall be adjusted appropriately by the Board.

              (b) If not provided in a Stock Option Agreement to the contrary, if a Change in Control occurs, the Board, in its discretion, may provide:

                  (i) notwithstanding other provisions hereof, that all Options granted under this Plan shall become exercisable immediately, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, and that all such Options shall terminate ninety (90) days after the Board gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 90-day period; or

                  (ii) notice to all Optionees that all Options granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

              (c) If the Company is to be liquidated or dissolved in connection with a Change in Control, the provisions of Section 4.2(b) shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Options under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the stockholders; provided, however, that, notwithstanding any other provisions hereof, the Board may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.



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              (d) The adjustments described in paragraphs (a) through (c) of this Section 4.2, and the manner of their application, shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article IV shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                    ARTICLE V
                                     OPTIONS

        5.1 Types of Options Granted. All Options granted under this Plan shall be non-qualified stock options (i.e., stock options which do not qualify as incentive stock options under Sections 422 and 423 of the Code).

        5.2 Eligible Director Grants. Automatic grants of Options shall be made as follows:

              (a) An initial grant of an Option to purchase 10,000 shares of Stock shall be made to each Eligible Director, on the date he or she is initially elected or appointed to the Board as an Eligible Director, pro-rated to the date of the next annual meeting of the stockholders if appointed mid-term, provided however, the Chairman of the Board shall receive an initial grant of an Option to purchase 20,000 shares of Stock in lieu of such options to purchase 10,000 shares of Stock made to each Eligible Director; and

              (b) An annual grant of an Option to purchase 10,000 shares of Stock shall be made on the date of the annual meeting of the Company's stockholders to each Eligible Director, other than the Chairman of the Board, who continues as such following such annual meeting. To the Chairman of the Board, an annual grant of an Option to purchase 20,000 shares of Stock shall be made on the date of the annual meeting of the Company's stockholders provided he continues to serve as Chairman of the Board following such annual meeting.

        5.3 Discretionary Grants. With respect to Discretionary Grants, this Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering Discretionary Grants under this Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of this Plan. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those persons to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee may give an Optionee an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify an outstanding Stock Option Agreement or to waive any provision thereof, provided that the Optionee consents to such action.



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        5.4 Exercise Price of Eligible Director Grants. The Exercise Price of
the Stock subject to each Option granted as an Eligible Director Grant shall be equal to: (i) for initial grants, 100% of the Fair Market Value of the Company's Stock on the date of the Eligible Director's election or appointment as a Director or the initial public offering price for options granted before the effective date of the Company's initial offering of shares of Stock; and (ii) for annual grants, 100% of the Fair Market Value of the Company's Stock on the date of the annual meeting of stockholders relating thereto.

        5.5 Exercise Price of Discretionary Grants. The Exercise Price of the Stock subject to each Option granted as a Discretionary Grant shall not be less than the Fair Market Value of the Stock as of the date such Option is granted.

        5.6 Exercise Period of Eligible Director Grants. Each Eligible Director Option shall vest and become exercisable on the first anniversary of the grant date of the Option and shall terminate and cease to be exercisable after the expiration of ten (10) years from the grant date of the Option (the "Exercise Period"). No Option shall be exercisable prior to the expiration of six (6) months from the grant date of such Option, other than in the case of the death or Disability of the Optionee.

        5.7 Exercise Period for Discretionary Grants. The period for the exercise of each Discretionary Grant Option granted hereunder shall be determined by the Committee, but shall not be exercisable after the expiration of ten (10) years from the date of grant (or modification) of the Option. In addition, no Option granted to a Section 16 Insider shall be exercisable prior to the expiration of six (6) months from the date such Option is granted, other than in the case of the death or Disability of the Optionee.

        5.8 Stock Option Agreement; Copy of Plan. Each Option granted hereunder shall be evidenced by a written Stock Option Agreement executed by the Company and the Optionee in substantially the form attached hereto. The terms of the Option, including the Exercise Period and Exercise Price, shall be stated in the Stock Option Agreement. Every Optionee shall be given a copy of the Plan.

        5.9 Termination of Service; Death or Disability. In the event an Optionee ceases to be a Director by reason of his or her death or Disability, the Optionee or the Optionee's, heirs, administrators, executors or personal representatives may exercise the Optionee's Options, to the extent such Options are vested and purchasable on the date of such death or Disability, at any time prior to the earlier of (i) the last day of the one year period following the Optionee's death or the beginning of the Optionee's Disability or (ii) the expiration of the Optionee's Options.

        5.10 Termination of Service; Other. In the event an Optionee ceases to be a Director for any reason other than his or her death or Disability, the Optionee (or his or her personal representative) may exercise his or her Options, to the extent such Options are vested and purchasable on the date of termination, at any time prior to the earlier of (i) the last day of the one year period following the date the Optionee ceases to be a Director or (ii) the expiration of the Optionee's Options.



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        5.11 Option Exercise.

              (a) An Option may be exercised at any time or from time to time during the Exercise Period as to any or all full shares which are subject to the Option, but not at any time as to less than one hundred (100) shares unless the remaining vested shares purchasable under the Option are less than one hundred
(100) shares.

              (b) An Option shall be exercised by (i) delivery to the Company at its principal office of a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 5.11(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

              (c) The Exercise Price is to be paid in full in cash by a certified or cashier's check payable to the Company upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made. In lieu of cash, (i) all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); or (ii) full payment may be effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price (plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase) and (B) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

              (d) In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Optionee to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Company determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, that all or any portion of such tax obligations may, upon the election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid.

              (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.



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              (f) Notwithstanding anything to the contrary herein or in a Stock
Option Agreement, a given Option shall not be exercisable to the extent the exercise thereof would cause the Company to be a reporting company under the Exchange Act.

        5.12 Nontransferability of Option. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

        5.13 Service Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue as a Director of the Company, or shall interfere in any way with the right of the stockholders of the Company to terminate such person's service as a Director at any time.

                                   ARTICLE VI
                               STOCK CERTIFICATES

        6.1 Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

              (a) The authorization to list such shares on all stock exchanges or over-the-counter markets on which the Stock is then listed or quoted;

              (b) The completion of any registration or other qualification of such shares which the Board shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

              (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Board shall determine to be necessary or advisable; and

              (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

        6.2 Legends. Stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.



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                                   ARTICLE VII
                        TERMINATION AND AMENDMENT OF PLAN

        7.1 Termination and Amendment. The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board, provided always that no such termination shall terminate any outstanding Options granted under the Plan and provided further that no amendment to the Plan shall (i) be made without stockholder approval if stockholder approval of the amendment is at the time required for Options under the Plan to qualify for the exemption from Section 16 of the Exchange Act provided by Rule 16b-3, or any successor rule, or by the rules of any stock exchange or over-the-counter market on which the Stock may then be listed, or (ii) otherwise amend the Plan in any manner that would cause Options under the Plan not to qualify for the exemption provided by Rule 16b-3, or any successor rule. No amendment or termination of the Plan shall, without the written consent of the holder of an outstanding Option awarded under the Plan, adversely affect the rights of such Optionee with respect thereto.

        Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any Stock Option Agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act). Any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options granted under the Plan notwithstanding any contrary provisions contained in any Stock Option Agreement. In the event of any such amendment of the Plan, the holder of any Option shall, upon request by the Board and as a condition to the exercisability of such Option, execute a conforming amendment in a form prescribed by the Board to his or her Stock Option Agreement within such reasonable time as the Board shall specify in such request.

                                  ARTICLE VIII
                    RELATIONSHIP TO OTHER COMPENSATION PLANS

        The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its subsidiaries.

                                   ARTICLE IX
                                  MISCELLANEOUS

        9.1 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

        9.2 Singular; Plural; Gender. Whenever used herein, nouns in the singular shall include the plural and the masculine pronoun shall include the feminine gender and vice versa.



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        9.3 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference and do not constitute part of the Plan.

        9.4 Interpretation. All transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.

        9.5 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of laws principles.


                       *          *          *          *



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                                                              OrthAlliance, Inc.
                                                        1997 Director Stock Plan
                                                  Form of Stock Option Agreement


                               ORTHALLIANCE, INC.
                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this _____ day of ________________, 1997 by and between OrthAlliance, Inc., a Delaware corporation (the "Company"), and _________________ (the "Optionee").

        WHEREAS, on May 13, 1997, the Board of Directors of the Company adopted a stock option plan known as the "OrthAlliance, Inc. 1997 Director Stock Plan" (the "Plan") and recommended that the Plan be approved by the Company's stockholders; and

        WHEREAS, on August 11, 1997, the stockholder of the Company approved the Plan; and

        WHEREAS, Optionee has been granted an Option (as defined below) to purchase _________________________ shares of the Company's Class A Common Stock, par value $.001 per share (the "Stock") and the Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan.

        NOW, THEREFORE, as an incentive to serve as an Eligible Director of the Company and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

        1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and conditions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the Plan, the Plan shall govern and control in all respects. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given such terms in the Plan.

        2. Grant of Option. Subject to the terms, restrictions, limitations, and conditions stated herein and the terms of the Plan, the Company hereby evidences its grant to the Optionee of the right and option (the "Option") to purchase all or any part of ____________________________ shares of Stock. The Option shall expire and shall not be exercisable after the date specified on Schedule A as the expiration date or on such earlier date as determined pursuant to the Plan.

        3. Vesting Date. The Option shall vest and become exercisable in accordance with Schedule A.

        4. Expiration Date. The Option shall expire and shall cease to be exercisable on the date set forth on Schedule A. In the event this Option is not exercised with respect to all or any part of



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the shares of Stock subject to this Option prior to its expiration, the shares with respect to which this Option has not been exercised shall no longer be subject to this Option.

        5. Exercise Price. The price per share to be paid by the Optionee for the shares of stock subject to this Option (the "Exercise Price") shall be determined in accordance with the Plan and specified on Schedule A.

        6. Restrictions on Transferability. No Option shall be transferable by Optionee other than by will or the laws of descent and distribution. During the lifetime of Optionee, Options shall be exercisable only by Optionee (or by Optionee's guardian or legal representative, should one be appointed).

        7. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 15(c) hereof to the attention of the President, Vice President, General Counsel or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 13 hereof, and (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder, or (iv) payment through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price (plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such exercise) and written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

        8. Adjustment in Option. The number of shares of Stock subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

        9. Service as a Director. Nothing in this Stock Option Agreement shall confer upon the Optionee any right with respect to continuance of service as a Director of the Company, or shall interfere in any way with the right of the stockholders of the Company to terminate such person's service as a Director at any time.

        10. Termination of Service as a Director. In the event of the termination of the Optionee's service as a Director for any reason other than his or her death or Disability, the Optionee (or his or her personal representative) may exercise this Option, to the extent such Option is vested and purchasable on the date of termination, at any time prior to the earlier of
(i) the last day of the one year period following the date the Optionee ceases to be a Director or (ii) the expiration of the Optionee's Option.

        11. Disabled Optionee. In the event of termination of service as a Director of the Company because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her legal representative) may exercise this Option, to the extent such Option is vested and purchasable on the date of termination, at any time prior to the earlier of (a) the last day of the one year period following the beginning of the Optionee's Disability or (b) the expiration date of this Option.

        12. Death of Optionee. In the event of the Optionee's death, the Optionee's administrators, executors or personal representatives or persons to whom all or a portion of this Option is transferred in accordance with Section 6 hereof may exercise this Option at any time prior to the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was a Director of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were vested and purchasable hereunder at the date of death. If the Optionee's service as a Director of the Company terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were vested and purchasable hereunder at the date of such termination.

        13. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of Stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 13.

        14. Investment Representation of Optionee.

             (a) Optionee represents to the Company the following: (i) that Optionee has read and understands the terms and provisions of the Plan, and hereby accepts this Agreement subject to all the terms and provisions of the Plan; and (ii) Optionee understands that, unless at the time of exercise of the Option, a registration statement under the Securities Act of 1933, as amended, is in effect covering the Stock, as a condition to the exercise of the Option the Company may require Optionee to represent that Optionee is acquiring the Stock for Optionee's own account only and not with a view to, or for sale in connection with, any distribution of the Stock.

             (b) The Optionee understands and agrees that the certificate or certificates representing any shares of Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

             (c) The Optionee shall not have any rights of a stockholder of the Company with respect to the shares of Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his/her name has been entered as a stockholder on the stock transfer records of the Company.

        15. Miscellaneous.

             (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

             (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Delaware, without regard to conflicts of laws principles.

             (c) Any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

               Company:       OrthAlliance, Inc.
                              21535 Hawthorne Blvd., Suite 200
                              Torrance, California 90503
                              Attention:  Senior Vice President, General Counsel

               Optionee:
                              -----------------------------------
                              -----------------------------------
                              -----------------------------------

              (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

              (e) This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

              (f) The parties agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

              (g) The headings of Articles and Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

              (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

              (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and the Optionee has executed this Agreement, all as of the day and year first above written.

ORTHALLIANCE, INC.

By:
   --------------------------------
Title:
      -----------------------------

OPTIONEE:


-----------------------------------

                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [Name of Optionee]

                            Dated [Date of Agreement]


1.      Number of Shares Subject to Option:  _________________ shares of Stock.

2.      Option Exercise Price:  $_________________ per share.

3.      Grant Date:  ________________________

4.      Option Vesting Schedule:

        Options are exercisable with respect to the number of shares of Stock indicated below on or after the dated indicated next to the number of shares:

               No. of Shares                      Vesting Date



5.      Option Expiration Date:

        The Option shall expire and shall cease to be exercisable on __________________, subject to any earlier termination of this Option that may be set forth in the Plan or in this Agreement.

6.      Change in Control.

        Notwithstanding the vesting schedule and option expiration date set forth above, upon a Change in Control, as defined in the Plan, all Options granted hereunder shall become exercisable immediately upon the occurrence of such Change in Control for a period of ninety (90) days after written notice to Optionee of the right to such Options. Any Options not exercised within such ninety (90) day period shall terminate after the expiration of such period.

                                   SCHEDULE B
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                               ORTHALLIANCE, INC.
                                       AND
                               [Name of Optionee]

                            Dated [Date of Agreement]

                               NOTICE OF EXERCISE


               The undersigned hereby notifies OrthAlliance, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ________________ shares of Stock (as defined under the Plan) pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ________________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $________________ payable to the Company, and/or (2) _______________ shares of Stock (as defined under the Plan) presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined under the Plan) as of the date hereof of $__________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 5 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 8 of the Agreement), and/or (3) evidence of a cashless exercise as set forth in Section 7 of the Agreement.

               The undersigned is a resident of the State of ______________.

               IN WITNESS WHEREOF, the undersigned has set his/her hand this ________ day of ________________, ______.

                                    OPTIONEE [OR OPTIONEE'S ADMINISTRATOR,
                                    EXECUTOR OR PERSONAL REPRESENTATIVE]


                                    --------------------------------------------
                                    Name:
                                    Position (if other than Optionee):